Exhibit 99.1

                                                                    News Release

                              [LETTERHEAD OF PDI]

For more information contact:
Stephen P. Cotugno
Executive Vice President-Corporate Development
PDI, Inc.
201.574.8617

         PDI REPORTS FOURTH QUARTER AND YEAR END 2003 FINANCIAL RESULTS

      2003 EPS $0.85 as reported, $1.43 excluding litigation settlement and
                             Ceftin reserve increase

Upper Saddle River, New Jersey (Wednesday, March 3, 2004). PDI, Inc. (Nasdaq:PDII) a healthcare sales and marketing company, today announced its fourth quarter and year end 2003 financial results.

Fourth Quarter Results

Net revenue for the quarter ended December 31, 2003 was $92.4 million, 16.9% more than net revenue of $79.0 million for the quarter ended December 31, 2002. Operating income was $7.4 million for the quarter ended December 31, 2003, compared to an operating loss of $8.3 million for the quarter ended December 31, 2002. Net income was $4.5 million for the quarter ended December 31, 2003, compared to a net loss of $5.0 million in the quarter ended December 31, 2002. Diluted net income per share for the quarter ended December 31, 2003 was $0.31 versus a net loss per share of $0.35 for the quarter ended December 31, 2002.

Twelve Months Results

Net revenue for the twelve months ended December 31, 2003 was $317.4 million, 11.8% higher than net revenue of $284.0 million for the twelve months ended December 31, 2002. Operating income was $19.6 million for the twelve months ended December 31, 2003 compared to an operating loss of $50.2 million for the twelve months ended December 31, 2002. Net income was $12.3 million for the twelve months ended December 31, 2003 compared to a net loss of $30.8 million for the twelve months ended December 31, 2002. Diluted net income per share for the twelve months ended December 31, 2003 was $0.85 compared to a net loss per share of $2.19 for the twelve months ended December 31, 2002.

In the fourth quarter, the Company increased its reserve to account for anticipated returns of Ceftin, a cephalosporin antibiotic, by $12 million, bringing the total amount in reserve to $22.8 million. During the fourth quarter, PDI was made aware by certain wholesalers of previously undisclosed amount of Ceftin that remained in inventory. A full explanation is enclosed in the Company's 2003 annual report on form 10-K.

2003 operating income and net income per share results, excluding the litigation settlement recorded in the first quarter and Ceftin reserve increase recorded in the fourth quarter, are as follows:

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         Twelve Months Ended
                                                                                          December 31, 2003
                                                                                (in thousands except per share data)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          Diluted
                                                                   Net           Gross        Operating        Net       Net Income
                                                                 Revenue         Profit        Income        Income      Per Share
                                                                 ------------------------------------------------------------------
      As reported                                                $317,448       $ 89,081       $19,590       $12,258       $0.85
-----------------------------------------------------------------==================================================================

      After adjustment for:

         *Litigation settlement ($2.1 million pretax)            $317,448       $ 89,081       $21,690       $13,503       $0.94
-----------------------------------------------------------------==================================================================
      After adjustment for:

         *Ceftin reserve increase ($12.0 million pretax)
           and Litigation settlement ($2.1 million pretax)       $329,448       $101,081       $33,690       $20,621       $1.43
-----------------------------------------------------------------==================================================================

            * Adjusted amounts are not in accordance with GAAP, but are presented for analytical purposes.

Excluding the Ceftin reserve increase referred to above, operating income for the fourth quarter of 2003 exceeded our previous estimates for the quarter by approximately $12 million. Operating income increased by approximately $2 million due to additional revenue generated by the Lotrel/Diovan team and by other operating units within the sales and marketing services segment. Approximately $4 million of operating income was generated by our Lotensin team as the team successfully achieved certain prescribed target levels for prescriptions; the prescription data necessary to calculate the attainment of this target became available in mid-January 2004. The fourth quarter also benefited from the lower than anticipated costs of approximately $2.3 million for program expenses and approximately $3.3 million for SG&A.

Charles T. Saldarini, Vice Chairman and CEO of PDI, stated, "The year 2003 was a pivotal one for PDI. We set out to return our organization to profitability. Due to significant new business wins and program execution in the contract sales business and an impressive performance turned in by our Lotensin team, we feel that our goals were achieved over the course of the year. Overall, I am pleased with our efforts and optimistic about what we can accomplish in 2004."

Webcast Conference Call

PDI will conduct a live webcast of its Earnings Release Briefing at 9:00 AM EDT on Thursday, March 4, 2004. The live webcast of the event will be accessible through PDI's website, www.pdi-inc.com and will be archived on the website for future on-demand replay. For those without internet access, the call can be accessed by dialing 1-877-423-4030 within the US and 1-706-634-1929 internationally and asking for the PDI Earnings Release Conference Call. The call will be archived for two weeks and can be accessed by calling 1-800-642-1687 or 1-706-645-9291 and entering the conference ID number 5549828.


Page 2                                                 structure/strategy/vision

About PDI

PDI, a premier healthcare sales and marketing company, provides strategic alternatives to the portfolio challenges of biopharmaceutical and medical device and diagnostics manufacturers. Focusing on two core businesses, sales and marketing services and product commercialization, PDI leverages its expertise and commercial infrastructure to maximize profitable brand growth. Manufacturers choose the relationship which best meets their strategic and financial objectives, ranging from individual or bundled service agreements to broader commercial partnerships.

For more information, visit the Company's website at www.pdi-inc.com.

Forward Looking Statement

This press release contains forward-looking statements regarding future events and financial performance. These statements involve a number of risks and uncertainties and are based on numerous assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent rulings, FDA or legal developments, competitive pressures, failure to meet performance benchmarks in significant contracts, changes in customer and market requirements and standards, and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's Annual Report on Form 10-K for the year ended December 31, 2003, and PDI's periodic reports on Forms 10-Q and 8-K filed with the Securities and Exchange Commission since January 1, 2003. The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.


Page 3                                                 structure/strategy/vision

                                    PDI, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                      December 31,
                                                                                   2003           2002
                                                                                ---------      ---------
ASSETS                                                                               (in thousands)
Current assets:
   Cash and cash equivalents ..............................................     $ 113,288      $  66,827
   Short-term investments .................................................         1,344          5,834
   Inventory, net of obsolescence reserve of $818 and $0 as of
    December 31, 2003 and 2002, respectively ..............................            43            646
   Accounts receivable, net of allowance for doubtful accounts of
    $749 and $1,063 as of December 31, 2003 and 2002, respectively ........        40,885         40,729
   Unbilled costs and accrued profits on contracts in progress ............         4,041          3,360
   Deferred training ......................................................         1,643          1,106
   Prepaid income tax .....................................................            --         18,856
   Other current assets ...................................................         8,847          4,804
   Deferred tax asset .....................................................        11,053          7,420
                                                                                ---------      ---------
Total current assets ......................................................       181,144        149,582
   Net property and equipment .............................................        14,494         18,295
   Deferred tax asset .....................................................         7,304          7,820
   Goodwill ...............................................................        11,132         11,132
   Other intangible assets ................................................         1,648          2,261
   Other long-term assets .................................................         3,901          1,849
                                                                                ---------      ---------
Total assets ..............................................................     $ 219,623      $ 190,939
                                                                                =========      =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable .......................................................     $   8,689      $   5,374
   Accrued rebates, sales discounts and returns ...........................        22,811         16,500
   Accrued incentives .....................................................        20,486         11,758
   Accrued salaries and wages .............................................         9,031          6,617
   Unearned contract revenue ..............................................         3,604          9,473
   Restructuring accruals .................................................           744          4,699
   Other accrued expenses .................................................        15,770         13,307
                                                                                ---------      ---------
Total current liabilities .................................................        81,135         67,728
                                                                                ---------      ---------
Long-term liabilities .....................................................            --             --
                                                                                ---------      ---------
Total liabilities .........................................................     $  81,135      $  67,728
                                                                                ---------      ---------

Commitments and Contingencies

Stockholders' equity:
   Common stock, $.01 par value; 100,000,000 shares authorized; shares issued and outstanding, 2003 - 14,387,126; 2002 - 14,165,880;
     restricted $.01 par value; shares issued and outstanding,
     2003- 136,178; 2002 - 44,325 .........................................     $     145      $     142
   Preferred stock, $.01 par value; 5,000,000 shares authorized, no
     shares issued and outstanding ........................................            --             --
Additional paid-in capital (includes restricted of $2,361 and $1,547
     in 2003 and 2002, respectively) ......................................       109,531        106,673
Retained earnings .........................................................        29,505         17,247
Accumulated other comprehensive income (loss) .............................            25           (100)
Unamortized compensation costs ............................................          (608)          (641)
Treasury stock, at cost: 5,000 shares at December 31, 2003 and 2002 .......          (110)          (110)
                                                                                ---------      ---------
Total stockholders' equity ................................................     $ 138,488      $ 123,211
                                                                                ---------      ---------
Total liabilities & stockholders' equity ..................................     $ 219,623      $ 190,939
                                                                                =========      =========


Page 4                                                 structure/strategy/vision

                                    PDI, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                                               Three Months                 Twelve Months
                                                                            Ended December 31,           Ended December 31,
                                                                         -----------------------      ------------------------
                                                                            2003          2002           2003           2002
                                                                         ---------      --------      ---------      ---------
Revenue
   Service, net ....................................................     $ 104,173      $ 79,029      $ 329,061      $ 277,575
   Product, net ....................................................       (11,810)           --        (11,613)         6,438
                                                                         ---------      --------      ---------      ---------
      Total revenue, net ...........................................        92,363        79,029        317,448        284,013
                                                                         ---------      --------      ---------      ---------
Cost of goods and services
   Program expenses (including related party amounts of $194
     and $213 for the quarters ended December 31, 2003 and 2002, respectively and $983 and $516 for the twelve months ended
     December 31, 2003 and 2002, respectively) .....................        65,077        53,667        227,080        254,140
   Cost of goods sold ..............................................           190            --          1,287             --
                                                                         ---------      --------      ---------      ---------
      Total cost of goods and services .............................        65,267        53,667        228,367        254,140
                                                                         ---------      --------      ---------      ---------

Gross profit .......................................................        27,096        25,362         89,081         29,873

Compensation expense ...............................................         9,607         6,459         36,901         32,670
Other selling, general and administrative expenses .................         9,632        24,956         30,347         44,163
Restructuring and other related expenses ...........................           413         2,243            143          3,215
Litigation settlement ..............................................            --            --          2,100             --
                                                                         ---------      --------      ---------      ---------
   Total operating expenses ........................................        19,652        33,658         69,491         80,048
                                                                         ---------      --------      ---------      ---------
Operating income (loss) ............................................         7,444        (8,296)        19,590        (50,175)
Other income, net ..................................................           332           263          1,073          1,967
                                                                         ---------      --------      ---------      ---------
Income (loss) before provision for taxes ...........................         7,776        (8,033)        20,663        (48,208)
Provision (benefit) for income taxes ...............................         3,290        (3,044)         8,405        (17,447)
                                                                         ---------      --------      ---------      ---------
Net income (loss) ..................................................     $   4,486      $ (4,989)     $  12,258      $ (30,761)
                                                                         =========      ========      =========      =========

Basic net income (loss) per share ..................................     $    0.31      $  (0.35)     $    0.86      $   (2.19)
                                                                         =========      ========      =========      =========
Diluted net income (loss) per share ................................     $    0.31      $  (0.35)     $    0.85      $   (2.19)
                                                                         =========      ========      =========      =========

Basic weighted average number of shares outstanding ................        14,320        14,097         14,231         14,033
                                                                         =========      ========      =========      =========
Diluted weighted average number of shares outstanding ..............        14,677        14,097         14,431         14,033
                                                                         =========      ========      =========      =========


Page 5                                                 structure/strategy/vision